                                                                   Exhibit 10(a)

                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 1 OF 23

                                             ACCEPTANCE SHALL BE INDICATED BY
                                             SIGNING AND RETURNING DUPLICATE TO:

Interactive Performance, Inc.                     AT&T Corp.
c/o The Union Corporation                         188 Mt. Airy Road, Room A135
145 Mason Street                                  Basking Ridge, NJ 07920
Greenwich, CT 06830                               Attention:  Betty I. Brown
Attention:  William B. Hewitt

Subject to the terms and conditions stated in this Agreement, Interactive Performance, Inc. agrees to perform the teleservices described, hereinafter "Work", and AT&T Corp. ("AT&T") agrees to pay the charges stated. Whenever the terms "you", "your" or "Contractor" are used in this Agreement, the same shall mean Interactive Performance, Inc. Contractor is a wholly-owned subsidiary of The Union Corporation ("Union").

STATEMENT OF WORK

Contractor shall perform services in anticipation of or following execution of this Agreement and this Agreement shall expire 36 months from the date Contractor notifies AT&T that the facility where the Work will be performed (described in Section VI below) has become operational, which such term is defined in Exhibit B, however under no circumstances continuing beyond May 31, 1999. The services shall include but are not necessarily limited to the following:

I. Contractor shall render live account teleservices to AT&T and such services shall be performed as described hereunder and in Exhibits A, B, C, D and E, attached hereto and hereby made a part of this Agreement.

Contractor shall provide AT&T, its Agents and/or its affiliates with live account teleservices for AT&T's Portfolio of active and usage threshold exceeded accounts (not in default). For purposes of this Agreement, an account is in default when it is charged off by AT&T. AT&T will remove from Contractor's portfolio of accounts any accounts which are in default. Contractor shall request and accept payment arrangements from customers and enter these arrangements and other account updating information into the AT&T-licensed CACSPLUS-TM- and AT&T's Resident Account Management Platform ("RAMP") collection system. All such payments made by customers shall be made to AT&T.
*___________________________________________________________________________.
Contractor shall provide these services in accordance with the highest professional industry standards (and will follow, as near as may be, AT&T's guidelines for telephone contacts). Contractor shall be responsible for hiring and training the required management, administrative, teleservice representatives and technical staff to support this project within the timeframes agreed upon.

II. Contractor's teleservice representatives may perform the Work by utilizing AT&T's Credit Management Center Methods and Procedures and the AT&T Credit and Collection Policies as revised and updated by AT&T from time to time. Contractor will be notified of said changes within a reasonable period of time to allow for sufficient training of Contractor's teleservices representatives.

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 2 OF 23

AT&T shall have up to four AT&T personnel, including the on-site Manager, co-located with Contractor employees performing the Work, and such personnel shall be a liaison to the Contractor on behalf of AT&T. Contractor shall share information with on-site and visiting AT&T representatives in order to educate such AT&T representatives regarding industry policy for services performed under this Agreement, practices and technology involved in performing the Work. Such representatives will not be employees or agents of persons performing services which are the same or substantially the same as those performed by Contractor._

AT&T and Contractor will establish an Executive Committee on which the parties hereto are equally represented, consisting only of employees of the parties or employees of the parties' affiliates, which will address and resolve all issues affecting the Contractor's performance specified in this Agreement. For purposes of this clause, employees of AT&T may include management consultants approved by Contractor in writing. Such approval shall not be unreasonably withheld. In the event of a deadlock regarding the establishment of performance standards, AT&T will cast the deciding vote, unless it pertains to the Liquidated Damages and Incentive Payment clause. This committee will assure effective communications, planning of work, review of performance standards and volumes covered by this Agreement. This committee will meet at least quarterly or more often , if warranted.

III. Contractor shall transfer the knowledge of strategies, methodologies, risk management related information, recommended variances in campaign strategies, expected learnings, marketing impacts, teleservice scenario impacts, dialer campaigns and other data Contractor deems pertinent in connection with the Work, to AT&T-selected employees through means of day-to-day interaction, oral presentations, and reports. Such interaction, presentations and reports shall not unreasonably interfere with the normal conduct of the Work. When transferring knowledge described herein, if Contractor incorporates any of its proprietary information as provided in the CONTRACTOR'S INFORMATION clause, AT&T shall treat such information in accordance with requirements set forth in such clause.

IV. The following Exhibits are attached hereto as part of this Agreement. Definitions hereunder apply to the Exhibits unless the Agreement otherwise requires:

     EXHIBIT A describes the operational requirements for the Work to be performed by the Contractor on behalf of AT&T.

     EXHIBIT B describes AT&T's Performance Measurements. Contractor agrees to manage and perform the Work under this Agreement in a way that insures that such services are monitored and managed to adhere to such Performance Measurements.

     EXHIBIT C describes the systems and interfaces, Contractor's access rights to such systems, and the Equipment *___________________ and to be used by the Contractor for the Work.

     EXHIBIT D describes the volume-forecast process to be used by Contractor under this Agreement.

     EXHIBIT E describes Contractor's compensation for Work performed under this Agreement.

V. Unless Contractor obtains AT&T customer's names for purpose of solicitation through a means other than through AT&T-provided information, Contractor shall not solicit AT&T customers nor shall

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 3 OF 23

Contractor use AT&T customer names and/or customer databases for any purpose other than those expressly allowed under this Agreement. The Published/Non-Published numbers shall not be matched or stored in any Contractor database. This Section V is pursuant to requirements set forth in the USE OF INFORMATION clause.

VI.  *











VII. Union shall provide to AT&T its consolidated audited annual financial statements and copies of the following SEC filings:

     A.   "Annual Report" filed on Form 10-K
     B.   "Quarterly Report" filed on Form 10-Q
     C.   "Current Report" filed on Form 8-K
     D. "Notice of Proposed Sale of Securities" filed on Form 144, where applicable

Union shall submit such statements and filings to the AT&T Technical Representative within 30 days after filing with the SEC. If AT&T gives notice to Contractor that any financial statement gives undue risk to AT&T, Union shall promptly submit corrective action plans to AT&T for approval by AT&T in writing to mitigate impact to AT&T. In the event Union does not submit such documents to AT&T within thirty days after filing with the SEC, AT&T shall have the right to terminate this Agreement in accordance with the TERMINATION/EXPIRATION clause. AT&T acknowledges receipt of the Annual Report of Union for the fiscal year ended June 30, 1995, and all subsequent filings called for by this Agreement to the date of execution of this Agreement and agrees that they do not give undue risk to AT&T.

ARBITRATION

If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through arbitration by submitting the dispute to a sole arbitrator selected by the parties or, at any time at the option of a party, to arbitration by the American Arbitration Association ("AAA") or any other arbitrator opted by a party. Each party shall bear its own expenses and an equal share of the expenses of the arbitrator and the fees of the AAA. The parties, their representatives, other participants and the arbitrator shall hold the existence, content and result of arbitration in confidence, except as may be required by applicable law or regulation. All defenses based on passage of time shall be tolled pending the termination of the arbitration. Nothing in this clause shall be construed to

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 4 OF 23

preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

ASSIGNMENT AND SUBCONTRACTING

Contractor shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of AT&T. Any attempted assignment, delegation or subcontracting in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) Contractor shall not have given AT&T at least thirty (30) days prior written notice of such assignment or (2) such assignment attempts to impose upon AT&T obligations to the assignee additional to the payment of such monies, or to preclude AT&T from dealing solely and directly with Contractor in all matters pertaining to this Agreement including the negotiation of amendments or settlements or charges due. All Work performed by Contractor's subcontractor(s) at any time shall be deemed Work performed by Contractor.

In addition, Contractor shall not assign this Agreement, without the prior written consent of AT&T, to an affiliate or to a successor whether by stock transfer, operation of law, or merger or to an unaffiliated acquiror of all or any portion of Contractor's business, stock or assets.

ASSIGNMENT BY AT&T

AT&T shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part (an "Assignment"), including, but not limited to, software licenses and other grants of intellectual property rights, at any time and without Contractor's consent, to (i) any present or future affiliate (including any subsidiary or affiliated entity thereof) of AT&T or (ii) any unaffiliated new entities that may be formed by AT&T pursuant to a corporate reorganization, including any subsidiary or affiliated entity thereof. AT&T shall give Contractor prior written notice of any Assignment, including (i) the effective date of the Assignment ("Effective Date"), and (ii) the entity or entities receiving rights and/or assuming obligations thereunder ("Entities"). Such assignment shall not relieve AT&T from its obligations hereunder.

AUDIT

*

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 5 OF 23

Notwithstanding the above, AT&T-designated auditors shall have the right to review any operational item, and the right to receive audits reports prepared by or for the Contractor, covering any aspect of the Work under this Agreement.

In the event AT&T or any government authority conducts an audit of Contractor as a result of misconduct by Contractor that required such an audit, Contractor shall incur all costs associated with such audit, including, but not limited to reimbursement to AT&T for reasonable out-of-pocket expenses incurred for such audit.

CARE AND CUSTODY OF PROPERTY

Contractor shall have the care, custody and control of all AT&T's Equipment and any other AT&T records or materials (hereinafter in this clause referred to as "Materials") as described hereunder in the possession of Contractor pursuant to this Agreement, and shall be fully responsible for any and all damage to or loss of such Materials, other than damage attributable to AT&T and other than normal wear and tear during the time they are in Contractor's care, custody and control. When AT&T orders the Materials for delivery to Contractor or delivers Materials in its possession to Contractor, Contractor's responsibility hereunder shall commence upon delivery and installation (in good working order) by AT&T and shall continue uninterrupted until the Materials are repossessed by AT&T or its designees at no cost to Contractor. The liability of Contractor for any and all damage to or loss of Materials of AT&T in Contractor's possession shall be based on the full replacement value of the Materials as determined. Equipment supplied by AT&T shall be maintained by AT&T.

CHANGES

AT&T may at any time during the progress of the Work require additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Work described herein. No Change shall be considered as an addition or alteration to or deduction or deviation from the Work nor shall Contractor be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless made pursuant to a written Change Order issued by AT&T. Within thirty (30) days after a request for a Change, Contractor shall submit a proposal to AT&T which includes estimated increases or decreases in Contractor's costs or changes in the Work schedule necessitated by the Change. AT&T shall within thirty (30) days of receipt of the proposal, either (i) accept the proposal, in which event AT&T shall issue a written Change Order directing Contractor to perform the Change or (ii) advise Contractor not to perform the Change in which event Contractor shall proceed with the original Work.

CHOICE OF LAW

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. The parties agree that the provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease or rental of equipment or material, and the license of software. Contractor agrees to submit to the jurisdiction of any court

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 6 OF 23

wherein an action is commenced against AT&T based on a claim for which Contractor has agreed to indemnify AT&T under this Agreement.

COMPENSATION

Contractor's invoices for fees established in Exhibit E shall be paid to Contractor for Work, and are to include *_______________________________________
________________________________________________________________________________
____________________________________.  AT&T agrees to pay Contractor following receipt by AT&T of invoices, for Work performed hereunder. Payment shall be made thirty (30) days after invoices are received by the designated AT&T Representative. AT&T may withhold from payment that portion of any invoice which is disputed in good faith until the dispute is resolved by the parties.

COMPLIANCE WITH LAWS

Contractor and all persons furnished by Contractor shall comply with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including those relating to the use of chlorofluorocarbons, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement. Contractor agrees to indemnify, defend (at AT&T's request) and save harmless AT&T, its affiliates, its and their customers and each of their officers, directors and employees pursuant to the INDEMNITY clause of this Agreement from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from Contractor's failure to do so.

Without limiting the generality of any of the foregoing, with respect to live account teleservices performed by Contractor on behalf of AT&T, Contractor shall comply with all applicable laws for such services, including but not limited to all regulations or requirements as may be lawfully imposed by governmental authorities such as the Securities & Exchange Commission (SEC), Federal Trade Commission (FTC), Federal Communications Commission (FCC), Department of Justice
(DOJ), Internal Revenue Service (IRS) and State regulatory bodies.   Contractor
must notify AT&T within 24 hours of any changes, cancellation, non-renewal, or claims against a bond or license. Contractor agrees to indemnify AT&T, pursuant to the clause INDEMNITY of this Agreement, and its customers for any loss or damage that may be sustained by reason of Contractor's failure to do so.

CONTRACTOR'S INFORMATION

Except as provided hereunder, Contractor shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disk, semiconductor memory or other information- conveying tangible article, unless Contractor has the right to do so, and Contractor shall not view any of the foregoing as confidential or proprietary.

Subject to the foregoing, AT&T, may desire to have Contractor disclose to AT&T, certain specifications, designs, plans, drawings, software, data, prototypes, or other business and/or technical information related to performing live account teleservices for AT&T information (hereinafter in this clause shall be referred to as "INFORMATION") which is proprietary to the Contractor. In such

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 7 OF 23

event, AT&T, for two years from the effective date of receipt by AT&T of INFORMATION under this Agreement, shall hold the INFORMATION in confidence, shall use the INFORMATION only for the purpose of its internal business, shall reproduce the INFORMATION only to the extent necessary for such purpose, shall restrict disclosure of the INFORMATION to its employees (and employees of its affiliated companies) and consultants with a need to know (and advise the employees of the obligations assumed herein) and shall not disclose the INFORMATION to any third party without prior without written approval of the Contractor, provided that the foregoing shall not apply to information previously known to AT&T free of obligation, or made public through no fault imputable to AT&T.

All INFORMATION shall be furnished only to the on-site Manager at the *__________________________ facility and the following representative of AT&T, or a successor representative of each as AT&T may designate in writing:

     Name:          Norene Buckstine
     Title:         Staff Manager
     Address:       295 North Maple Avenue - Room 6147F3
                    Basking Ridge, New Jersey 07920
     Telephone:     908-221-8920

AT&T shall not be liable for the inadvertent or accidental disclosure of INFORMATION, if the disclosure occurs despite the exercise of the same degree of care as AT&T normally takes to preserve its own proprietary information of a similar nature.

INFORMATION shall be subject to the restrictions herein, if it is in writing or other tangible form, only if clearly marked as proprietary when disclosed to AT&T or, if not in tangible form, its proprietary nature must first be announced; and it must be reduced to writing, with a copy of the writing being furnished to AT&T within thirty (30) days of the disclosure of the intangible information. Contractor shall endeavor to keep to a minimum the amount of INFORMATION that is furnished to AT&T upon which restrictions are imposed.

DISASTER RECOVERY

On or before 120 days after execution of this Agreement, Contractor shall submit a contingency plan for AT&T's Work in the event of a disaster, described as a force majeure condition in the clause FORCE MAJEURE or extended outage at Contractor's site where AT&T Work is being performed and shall submit such plan to AT&T for review and approval by AT&T and such approval shall be provided in writing by AT&T to Contractor. The plan shall include, but shall not be limited to modification of outbound and inbound calling requirements in the event of a disaster and how Contractor will operationally support AT&T's internal collections operation in the event of major system and/or infrastructure outages and its capability in support of its facility, systems, infrastructure and data. Costs incurred in connection with the establishment, maintenance, implementation and performance of the plan shall be *______________________________________________________________
_____________________________________.  Within 120 days after execution of this Agreement, AT&T shall provide Contractor with a disaster recovery plan for AT&T as it relates to Work under this Agreement.

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                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 8 OF 23

In the event any telecommunications services or processes are not operating properly, Contractor shall take immediate and appropriate action in accordance with Contractor's business continuity plan to rectify the malfunction and shall immediately notify the AT&T on-site manager within one (1) hour after Contractor becomes aware of the service-affecting situation and of remedial action taken. AT&T shall take immediate and appropriate action to remedy any malfunction involving its Equipment.

ENTIRE AGREEMENT

This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except in writing signed by Contractor and AT&T. Additional or different terms inserted in this Agreement by Contractor, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by AT&T in writing. Estimates or forecasts furnished by AT&T or Contractor shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. The term "Work" as used in this Agreement may also be referred to as "services". All approvals or consents by the parties in this Agreement or the Exhibits hereto shall not be unreasonably withheld or unreasonably delayed.

EQUIPMENT

Except for the communications and computer equipment ("Equipment") as provided for in this Agreement *________________________________________________________
_____________________________________________________.

*______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________.
The Equipment shall be provided and maintained in accordance with the following requirements.




A.  *

   1.  *


* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                    PAGE 9 OF 23

2. Contractor shall use the Equipment in accordance with all applicable OSHA requirements and other safety requirements, codes or standards, and keep in force a policy of Workers' Compensation insurance as prescribed by the law of the state in which the work is performed. Contractor may procure whatever additional insurance Contractor deems appropriate. Contractor agrees that it, its insurer(s) and anyone claiming by, through, under, or in Contractor's behalf shall have no claim, right of action, or right of subrogation against AT&T or AT&T's customers based on any loss or liability insured against under any policy of insurance. Contractor agrees to indemnify and hold harmless AT&T and AT&T's customers from and against any and all losses, damages, claims, demands, suits, and liabilities (including reasonable attorney's fees) of any kind and nature whatsoever (including but not limited to claims resulting from injuries or death to person or damage to property) in any way arising out of or resulting from the operation, use or storage of the Equipment or any accident in connection therewith unless such claims are based on defects in the Equipment or its operation not the fault of Contractor.

3. *___________________________________________________________________________
________________________________________________________________________________
__________________________________________________.   Contractor shall promptly
notify AT&T of any equipment operational issues as it so becomes aware.

4. Contractor shall keep the Equipment in the location where services are being performed for AT&T by Contractor, and, in case of removal by Contractor or any of its employees of all or any part of it from one building to another, Contractor's responsibility for loss or damage shall continue.

5. *



6. *


* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 10 OF 23

B. The data stored in the computer Equipment *__________________________________ and is pursuant to the terms and conditions set forth in the Title to Work Products and Use of Information clauses set forth hereunder. *_________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Contractor's liability for loss or damage to AT&T's Materials as defined the CARE AND CUSTODY OF PROPERTY clause in Contractor's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. Once the force majeure condition ceases, the parties will resume performance under this Agreement with an option by either party to extend the period of this Agreement up to the length of time the force majeure condition endured, not to exceed ninety (90) days.

GOVERNMENT CONTRACT PROVISIONS

The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required information; 41 CFR 60-1.9, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), "contractor" and "subcontractor" shall mean "Contractor". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

HEADINGS

The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or meaning of this Agreement.

IDENTIFICATION

Contractor shall not, without AT&T's prior written consent, engage in advertising, promotion or publicity related to this Agreement, or make public use of any identification in any circumstances related to this Agreement, except as may be required by applicable law, "Identification" means any

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                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 11 OF 23

copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other product, service or organization designation, or any specification or drawing of AT&T or its affiliates, or evidence of inspection by or for any of them. Contractor shall remove or obliterate any identification prior to any use or disposition of any material rejected or not purchased by AT&T, and shall indemnify, defend (at AT&T's request) and save harmless AT&T and its affiliates and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) arising out of Contractor's failure to so remove or obliterate.

Subject to the foregoing AT&T's Agreement Representative shall provide to Contractor, after this Agreement is executed, a letter establishing Contractor's rights in advertising for hiring of persons for performance of this Agreement. Contractor shall have the right to disclose that AT&T is a client of Contractor. Any further information referencing AT&T as client of Contractor must have prior written approval from the AT&T Agreement Representative.

IMPLEADER

Contractor shall not implead or bring an action against AT&T or its customers or the employees of either based on any claim by any person for personal injury or death to an employee of AT&T or its customers occurring in the course or scope of employment and that arises out of Material (as defined in the CARE AND CUSTODY OF PROPERTY clause) or services to maintain that Material furnished under this Agreement.

INDEMNITY

1. All persons furnished by Contractor shall be considered solely Contractor's employees or agents, and Contractor shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions
when required by law.   Contractor agrees to indemnify and save harmless AT&T,
its affiliates, its and their customers, and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "AT&T") from and against any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorney's fees) that arise out of or result from third party actions which relate to or are based upon acts or omissions of Contractor, including but not limited to the following: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of the Work or services performed by Contractor or persons furnished by Contractor; (2) assertions under Workers' Compensation or similar acts made by persons furnished by Contractor or by any subcontractor of Contractor, or by reason of any injuries to such persons for which AT&T would be responsible under Workers' Compensation or similar acts if the persons were employed by AT&T; (3) any failure on the part of Contractor to satisfy all valid claims *________________________________________________________________
___________________________________________________________________  or (4) any
failure by Contractor to perform Contractor's obligations under this clause or the INSURANCE clause. Contractor agrees to defend AT&T, at AT&T's request, against any such claim, demand or suit. AT&T agrees to notify Contractor within a reasonable time of any written claims or demands against AT&T for which Contractor is responsible under this clause.

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                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 12 OF 23

2. Except as limited by paragraph (3) following, AT&T shall indemnify and save harmless Contractor, its affiliates, and the officers, directors and employees of each (all hereinafter referred to in this clause as "Contractor") from and against any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorney's fees) that arise out of or result from acts or omissions of AT&T or its affiliates or assigns or the employees or agents of any of them in connection with its performance under this Agreement. AT&T agrees to defend Contractor, at Contractor's request, against any such claim, demand or suit. Contractor agrees to notify AT&T within a reasonable time of any written claims or demands against Contractor for which AT&T is responsible under this clause.

3. Contractor has agreed herein to perform certain tasks that are or may be subject to federal law or regulation. The parties agree that Contractor undertakes these obligations under federal law and regulation freely and solely. Accordingly, AT&T's indemnification specifically shall not apply with respect to any obligation or requirement to which Contractor may be claimed to be or held to be liable which arises under such federal law or regulation, except for instructions from AT&T to contact customers (1) for accounts subject to bankruptcy proceedings, or (2) at the business telephone number of a person regarding a home account, or (3) at a number causing a third party disclosure, or (4) at a frequency that involves a violation of applicable law.

INFRINGEMENT

Contractor shall indemnify and save harmless AT&T, its affiliates, its and their customers, and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as AT&T) from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorney's fees) that arise out of or result from any proved or unproved claim (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Contractor's adherence to AT&T's written instructions regarding services or tangible or intangible goods provided to Contractor (Items) and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of Contractor's designated origin, design or selection, AT&T shall indemnify Contractor. AT&T or Contractor shall defend or settle, at its own expense, any demand, action or suit on any Infringement Claim against the other for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

INSPECTION

AT&T's Representatives shall at all times have access to any and all Work and work related data and facilities containing such work and data for the purpose of inspection or Quality Review and Contractor shall provide safe and proper facilities for such purpose. Such inspection shall not unreasonably interfere with performance of the Work.

INSURANCE

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 13 OF 23

Contractor shall maintain and cause Contractor's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer's liability insurance with limits of at least $300,000 for each occurrence; (3) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (4) Comprehensive General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence, (5) All Risk Property Insurance (including flood and earthquake coverage), and (6) Errors and Omissions professional liability insurance, with limits of at least $3,000,000. All CGL, automobile liability and All Risk Property insurance shall designate AT&T Corp., its affiliates, and their officers, directors and employees (all hereinafter referred to in this clause as "AT&T") as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. Contractor agrees that Contractor, Contractor's insurer(s) and anyone claiming by, through, under or in Contractor's behalf shall have no claim, right of action or right of subrogation against AT&T and its customers based on any loss or liability insured under the foregoing insurance. Contractor and Contractor's subcontractors shall furnish prior to the start of Work certificates or adequate proof of the foregoing insurance including, if specifically requested by AT&T, copies of the endorsements and insurance policies. AT&T shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

INVOICING

Contractor's invoices shall be rendered upon completion of the Work or at other times expressly provided for in the Agreement, and shall be payable when the Work has been performed. Contractor shall mail invoices with copies of any supporting documentation required by AT&T to the address shown in this Agreement. The Work shall be delivered free from all claims, liens, and charges whatsoever. *___________________________________________________________________
_____________________________________________________________________________.

Contractor's invoices shall be rendered and paid in accordance with the clause COMPENSATION contained herein and shall reference Agreement No. LF9099D.

Contractor's invoices shall be sent to AT&T by the 10th calendar day of the month for Work performed in the proceeding month and such invoices shall be in the format provided for in Attachment V to Exhibit E, attached hereto and hereby made a part of this Agreement. *________________________________________________
_______________________________________________________________________________
_____________________________________________________________________________.

Contractor shall submit an original and duplicate copy of each invoice to the following address or to an address to be mutually agreed upon by the parties in writing:

          Norene C. Buckstine
          AT&T
          Room 6147F1
          295 North Maple Avenue


* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 14 OF 23

          Basking Ridge, New Jersey 07920

LABOR RELATIONS

Contractor shall be responsible for its own labor relations with any trade or union represented among its employees and shall negotiate and be responsible for adjusting all disputes between itself and its employees or any union representing such employees. Contractor shall immediately notify AT&T's Technical and Agreement Representatives if Contractor has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance of this Agreement. If any dispute, work stoppage or strike should occur, Contractor shall notify AT&T's Technical and Agreement Representatives and agrees to make all reasonable efforts and take all reasonable action necessary to immediately settle the matter.

LICENSE TO MEDIA

AT&T hereby grants to Contractor a non-exclusive license to copy, distribute, display and use the AT&T media for the purpose of training its employees to perform Work under this Agreement and such media shall be for CACSPLUS training, Collector training and Intelligent Work Station ("IWS") training, whether such AT&T media is fixed in any documentary material, photograph, tape, diskette or other tangible medium of expression furnished under this Agreement by AT&T to Contractor, and which act would, if unlicensed, constitute or contribute to or induce an infringement of any copyright or patent licensable by AT&T for its works of authorships. Such license is, however, restricted to the extent that it shall be exercised solely to further educational or training programs conducted by Contractor to aid the implementation of training the employees of Contractor that are solely performing Work under this Agreement. The foregoing license does not include the right of Contractor to grant sublicenses of the same scope to its affiliates or elsewhere. As used in this paragraph, an affiliate of a party hereto is a corporation or other legal entity controlled by or controlling or under common control with that party. Title to any such documentary material, photograph, tape or other tangible medium of expression furnished hereunder to Contractor will remain with AT&T and shall be returned to AT&T upon expiration of this Agreement (if a renewal agreement is not executed by the parties), termination and/or upon request by AT&T.

LIMITATION OF LIABILITY

A. Except as otherwise provided in this Agreement, each party's liability to the other (as distinct from a party's obligation to pay for services provided pursuant to this Agreement) for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any act or omission in its performance under this Agreement, shall be limited to the amount of direct damages actually incurred.

B. In no event shall either party be liable to the other for consequential damages in the nature of lost profits or lost revenue arising under this Agreement or punitive damages unless imposed by regulatory authority.

C. Neither party shall be liable to the other for any loss or damage resulting from acts or omissions of the other, or based on information supplied or omitted by the other.

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 15 OF 23

LIQUIDATED DAMAGES AND INCENTIVE PAYMENTS

AT&T and Contractor agrees to enter into good faith negotiations for development of the Quality Performance Measurement Standards, incorporating applicable damages to be determined, incentive payments related to such standards, and such standards shall be developed in final form within twelve months after execution of this Agreement. In the event no agreement can be settled between the parties at the end of twelve months, AT&T shall have final decision as to the Direct Measures of Quality (DMOQs) and the AT&T Standards for performance of the Work under this Agreement. If the parties do not agree on liquidated damages and/or incentives to be applied in conjunction with these standards, no such damages or incentives shall apply and that result shall not be subject to arbitration under this Agreement. Such standards shall be incorporated in this Agreement by the AT&T Agreement Representative.

MARKET RIGHTS

It is expressly understood and agreed that this Agreement does not grant to Contractor an exclusive right or privilege to sell to AT&T any services of the type described in this Agreement. It is, therefore, understood that AT&T may contract with other Contractors for the procurement of comparable services. In addition, AT&T shall at its sole discretion, decide the extent to which AT&T will market, advertise, promote, support, or otherwise assist in further offerings of the material or services; however nothing in this sentence shall be deemed to grant to AT&T further rights than set forth in CONTRACTOR'S INFORMATION clause.

It is further expressly understood and agreed that Union nor any of its affiliates shall provide like services to *____________________________________
_______________________________________________________________________________
_______________________________________________________________________________
______________________________, and such notification shall be made to AT&T at the time Union or any of its appropriate affiliates are selected as a supplier for such services. In the event of provision of like teleservice activities *_______________________________________, not only shall Contractor provide a separate physical teleservice center, but it shall also provide separate and different local management and teleservice representatives for such services. Contractor's employees and/or contracted teleservice representatives performing Work under this Agreement shall not concurrently perform teleservices for *___________________________________.

*

* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 16 OF 23

NOTICES

Any notice or demand which under the terms of this Agreement or under any statute must be given or made by Contractor or AT&T shall be in writing and shall be given or made by telegram, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To AT&T:            Betty I. Brown
                    AT&T Corp.
                    Room A135
                    188 Mount Airy Road
                    Basking Ridge, New Jersey 07920

With a copy to:     Norene C. Buckstine
                    AT&T
                    Room 6147F1
                    295 North Maple Avenue
                    Basking Ridge, New Jersey 07920

To Contractor:      William B. Hewitt
                    Interactive Performance, Inc.
                    c/o The Union Corporation
                    145 Mason Street
                    Greenwich, CT 06830

With a copy to:     Bernard Silver
                    Allied Bond
                    1 Allied Drive
                    Neshaminy Interplex
                    Trevose, Pennsylvania 19053

The above addresses may be changed at any time by giving prior written notice as above provided.

ORDERLY TRANSITION

In the event of expiration or termination of this Agreement, in whole or in part, wherein all or some portion of the Work will be performed by AT&T itself or elsewhere, Contractor agrees to provide its full cooperation in the orderly transition of the Work to AT&T or elsewhere, including, but not necessarily limited to packing and preparing for shipment of any materials or other inventory to be transferred, provision of reports, files and similar media necessary for continuation of the Work transferred, continuation of Work at reducing levels if necessary during a transition period and at reduced levels if Work is transferred in part. Contractor shall not be responsible for packing or shipment *_________________________________________.

Contractor shall within sixty (60) days after notice by AT&T of a decision to effect a transition, develop and submit to AT&T for approval by AT&T an orderly transition plan of the Work to AT&T itself or otherwise and such approval by AT&T shall be provided to Contractor in writing.


* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 17 OF 23

RELATIONSHIP

It is understood and agreed that all employees hired by Contractor to perform the services under this Agreement are Contractor's employees. Contractor shall exercise full control and direction over the employees of Contractor performing the Work covered by this Agreement. Any changes in personnel that may be reasonably requested by AT&T through its authorized representative shall be made as soon as reasonably possible.

Neither Contractor nor its employees or agents shall be deemed to be AT&T's employees or agents. It is understood that Contractor is an independent contractor engaged to service AT&T's accounts not in default. Contractor is wholly responsible for withholding and payment of all applicable federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

Without limiting any other requirements in this Agreement for complying with laws, Contractor shall, when hiring personnel for performing the Work hereunder comply with applicable legislation and government agency orders and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap, and Contractor shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable Federal, state and local law governing employment. Where required by law, certificates of compliance shall be provided.

None of Contractor's employees assigned to perform Work under this Agreement shall be assigned to any other activities, unless Contractor submits a plan of the work and time involved for such work to AT&T for approval by AT&T. In no event shall any of Contractor's local employees and local contracted teleservice representatives performing Work under this Agreement concurrently participate in like Work for *______________________________________.

RELEASES VOID

Neither party shall require (i) waivers or releases of any personal rights or
(ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

REPRESENTATIVES

AT&T's Technical Representative is Norene C. Buckstine and AT&T's Agreement Representative is Betty I. Brown or such other persons as may be designated in writing by AT&T from time to time. Contractor's Representative is Bernard Silver or such other person as may be designated in writing by Contractor from time to time.

RIGHT OF ENTRY AND PLANT RULES

Each shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security

* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 18 OF 23

regulations and procedures of which such party is informed and U.S. Government clearance requirements if applicable. AT&T is not responsible for the safekeeping of Contractor's property on AT&T premises. Contractor shall provide and maintain sufficient covering and take any other precautions necessary to protect AT&T's stock, equipment and other property from damage due to Contractor's performance of the Work . Visitations at Work site shall not unreasonably interfere with performance of the Work.

Contractor shall initiate and maintain strict building security for the protection of AT&T's information while in Contractor's control and shall limit access to operating areas and information to those with a need for such access. Within 90 days of execution of this Agreement, Contractor shall establish and provide in writing to AT&T its security procedures for approval by AT&T.

SERVICE CONTINUITY

Contractor shall use exclusively, and AT&T shall provide at its expense telecommunications services for the Work hereunder for inbound and outbound calling. Contractor shall also use exclusively, and AT&T shall provide at its expense telecommunications circuits in appropriate states for local calling in the event such local services are offered and allowed by law for AT&T to provide.

SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire agreement, but rather the entire agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Contractor and AT&T shall be construed and enforced accordingly.

SURVIVAL OF OBLIGATIONS

The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustrations only and not limitation, those in the clauses "COMPLIANCE WITH LAWS, IDENTIFICATION, IMPLEADER, INDEMNITY, INFRINGEMENT, INSURANCE, RELEASES VOID, USE OF INFORMATION and WARRANTY, shall survive termination, cancellation or expiration of this Agreement.

TAXES

*

* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 19 OF 23

TERMINATION/EXPIRATION

Termination provisions under this Agreement shall be in accordance with the following:

A.    Termination for Convenience:

     AT&T may at any time terminate this Agreement, in whole or in part, by providing reasonable written notice to Contractor. In such case, AT&T's liability shall be limited to payment of the amount due for Work performed, up to and including the date of termination, and no further work will be rendered by Contractor after the effective date of termination.

In the event of such termination for convenience AT&T may *____________________ ___________________________________________________, but in any case under such termination:

(1) AT&T shall assume *_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
______________________________________________________________________, and

(2) if such termination is less than *______ years, AT&T shall pay *____________ ____________________________________________, and

(3) AT&T shall pay *____________________________________________________________
___________________________________________________, and

(4) AT&T shall pay*_____________________________________________________________
____________________________________________________________________________.

Such payment shall constitute a full and complete discharge of AT&T's obligations to Contractor, subject to the SURVIVAL OF OBLIGATIONS clause.

B.   Breach by Contractor:

AT&T may terminate this Agreement at any time, without waiving other rights herein, and shall be entitled to obtain all such remedies as injunctive or equitable relief, as well as attorneys' fees, as may be deemed proper by a court of competent jurisdiction at any time if Contractor is in material breach of this Agreement. In such breach case, AT&T shall provide Contractor ninety (90) days to cure such breach prior to termination after notice specifying the alleged breach. During the period of such alleged breach, AT&T may elect to *__
________________________________________________________________________________
___________________________________________.  If such breach is cured within the ninety (90) day period *____________________________________________.  In the
event of such termination AT&T's liability to Contractor shall be for *________.

* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 20 OF 23

C.    Termination for Default:

     AT&T may terminate this Agreement at any time for willful misconduct, gross negligence, fraud or bankruptcy by Contractor. In such case, AT&T's liability shall be limited to payment of the amount due for Work performed, up to and including the date of termination, and no further work will be rendered by Contractor after the effective date of termination. Such payment shall constitute AT&T full and complete discharge of AT&T's obligations, subject to the SURVIVAL OF OBLIGATIONS clause. If AT&T elects to assume the operations of the facility, AT&T shall be responsible for all remaining obligations under the lease.

D. The parties agree that a failure to achieve performance standards established under the Agreement is not considered a breach for purposes of this Termination/Expiration clause.

E. AT&T shall notify Contractor on or about six (6) months prior to expiration of this Agreement of its intention to exercise its option to renew or:

(1) Decide not to renew this Agreement and exit the location facility with the AT&T-provided tools and equipment. In such case AT&T's liability shall be limited to requirements set forth in Section A of this clause, and Contractor shall be returned the security deposit under the lease.

(2) Decide not to renew this Agreement and cause the operation of such facility, including all furnishing, tools and equipment and obligations of the lease required to perform services of this Agreement to be transferred to AT&T itself or otherwise in accordance with the ORDERLY TRANSITION clause herein. Contractor shall have no further obligations under the lease of the facility and shall have its security deposit returned.

TITLE TO WORK PRODUCTS

All right, title and interest in and to all tangible and intangible work and work products developed or produced under this Agreement by or on behalf of Contractor for AT&T, whether comprising or incorporated in campaign strategies, specifications, drawings, sketches, models, samples, data, computer programs, reports, documentation or other technical or business information, and all right, title and interest in and to patents, copyrights, trade secrets, trademarks and other intellectual property derived from such work and work products are hereby assigned by Contractor to AT&T and are hereby agreed by Contractor to be transferred to AT&T or otherwise vested therein, effective when first capable of being so assigned, transferred or vested. Contractor shall obligate its employees, subcontractors and others to provide, and shall supply to AT&T at no extra cost, all such assignments, rights and covenants as AT&T deems appropriate to assure and perfect such transfer or other vesting. All work and work products shall be provided to AT&T as required herein or upon termination or completion of this Agreement, whichever is earlier, unless Contractor is requested in writing to do otherwise. All such work and work products shall be considered and arranged to be a "work made for hire" to the extent allowed by law.

The work and work products developed or produced under this Agreement shall be the original work of Contractor, unless AT&T's Technical Representative has consented in writing to the inclusion of work or work products owned or copyrighted by others (hereafter "included works"). In requesting such

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 21 OF 23

consent, Contractor shall notify AT&T of the scope of the rights and permissions Contractor intends to obtain for AT&T with respect to such included works and modify the scope of same as requested by AT&T. Copies of all rights and permissions, clearly identifying the included works to which they apply, shall be supplied to AT&T promptly after their acquisition.

AT&T shall not acquire title hereunder to any intangible work or work products preexisting execution of this Agreement and not developed or produced in anticipation hereof.

Contractor agrees, for itself and its affiliates, not to assert patents and copyrights owned or controlled by Contractor or any parent thereof or subsidiary of either against AT&T, its affiliates, and its or their direct or indirect customers, in connection with any work product or other subject matter directly or indirectly derived from Work done hereunder.

USE OF INFORMATION

Contractor shall view as AT&T's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disk, tool, or other tangible information-conveying or performance-aiding article owned or controlled by AT&T, and provided to, or acquired by, Contractor under or in contemplation of this Agreement ("Information"). Contractor shall and as AT&T directs, destroy or surrender to AT&T promptly at its request any such article or any copy of such Information. Contractor shall keep Information confidential and use it only in performing Work under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Contractor free of obligation, or made public through no fault imputable to Contractor.

Without limiting the generality of any of the foregoing, all Work under this Agreement shall be considered proprietary. AT&T's name shall not be used as a reference or in promotional materials, except as provided for in the IDENTIFICATION clause. Third party tours of the dedicated facility for this Agreement are prohibited without written permission by AT&T. Contractor may not distribute, transmit, store, destroy, or disclose proprietary AT&T Information without the express written permission of AT&T. Guidelines and procedures for safeguarding AT&T proprietary Information can be found in Corporate Security Instruction 3.01, and such instructions shall be provided to Contractor by AT&T.

Given that the highly proprietary and confidential nature of the business information, customer account data, software, plans and other items of the Work under this Agreement is critical to AT&T's overall marketing and collection strategy, Contractor acknowledges that monetary damages may not be a sufficient remedy if there occurs unauthorized disclosure of AT&T's proprietary Information to anyone other than those with a need to know to perform this Agreement.

WAIVER

The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

                                                           AGREEMENT NO. LF9099D
                                                                   PAGE 22 OF 23

WARRANTY
Contractor warrants that the Work will proceed with promptness and diligence and shall be executed in a first class workmanlike manner, in accordance with the highest professional standards in the field.

WORK DONE BY OTHERS


If any part of the Work is dependent upon Work done by others, Contractor shall inspect and promptly report to AT&T's Representative any defect that renders such other Work unsuitable for Contractor's proper performance. Contractor's silence shall constitute approval of such other Work as fit and suitable for Contractor's performance.

IN WITNESS WHEREOF, Contractor and AT&T have executed this Agreement in duplicate on the day and year below written.



     INTERACTIVE PERFORMANCE, INC.      AT&T CORP.



     By: /s/ Bernard Silver             By: /s/ P.A. Cox
         ---------------------------        -----------------------------------
         (Signature)                        (Signature)

     President                          Global Procurement Director

     Bernard Silver                     P.A. Cox
     _________________________________  ________________________________________
     (Name & Title Typed or Printed)    (Name & Title Typed or Printed)

     January 19, 1996                   December 29, 1995
     _________________________________  ________________________________________
     (Date)                                     (Date)

                                                         AGREEMENT NO. LF90990
                                                         PAGE 23 OF 23



The Union Corporation hereby guarantees the performance of all obligations, services and duties of Interactive Performance, Inc. under and in connection with this Agreement and the Exhibits annexed hereto.

     THE UNION CORPORATION


     By: /s/ Melvin L. Cooper
         -----------------------------
     (Signature)



     Melvin L. Cooper, Chairman
     ---------------------------------
     (Name & Title Typed or Printed)

     January 19, 1996
     ---------------------------------
     (Date)

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 1 OF 6

                                    EXHIBIT A

This is Exhibit A to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and outlines the operational requirements for the Work performed by the Contractor on behalf of AT&T.

I.   CALL HANDLING

The Contractor shall arrange its work schedules to accommodate AT&T's call volumes and list completion requirements, unless directed otherwise by AT&T in writing. The Work shall be performed in accordance with the following specifications:

A. Outbound calls shall be made from work lists furnished by AT&T and subsequent to customer call-backs resulting from both inbound and outbound calls within the following timeframes:

     *













B.   Incoming calls will be handled within the following timeframes:

     *








     3. When system functionality permits, Contractor will provide AT&T Technical Representative with advance notification of *_______________
          _______________.

* Portion deleted - confidential treatment requested

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 2 OF 6

          Any modification to the above specifications for inbound and outbound calling, will be mutually agreed upon between AT&T and Contractor.

C. AT&T has the right to conduct independent audit interviews of customers to verify that call quality standards established by AT&T are met or exceeded. AT&T will provide the Contractor with the results of such interviews.

D. Misdirected calls - AT&T will provide the Contractor with the necessary information regarding other AT&T departments. It will be the responsibility of the Contractor personnel to ensure AT&T customers are directed to the appropriate department for proper handling by using AT&T's Easy To Do Business With Guidelines.

II.  TRAINING

AT&T will train up to four Contractor trainers on AT&T's initial training program. AT&T will provide the training media to Contractor for training. The use of all training media provided by AT&T is restricted as stated in LICENSE OF MEDIA clause, and shall be used solely to perform Work under this Agreement.
The Contractor shall be responsible for integrating AT&T provided training requirements into its training sessions with its employees performing Work under this Agreement.

It is the responsibility of the Contractor to provide initial and on-going training to its personnel. AT&T reserves the right to review and approve all Contractor training material prior to implementation of any such training. AT&T shall participate, as it deems appropriate in the training process to ensure quality and compliance to AT&T policies and procedures. AT&T has the option to recommend and/or provide specific training based on needs analysis, reviews/audits and changes to policies and procedures.

Any additions or modifications to the AT&T training by the Contractor must be reviewed and approved by AT&T prior to implementation. Contractor shall provide recommendations to AT&T to contribute to the enhancement of future training.

AT&T and Contractor will establish a PASS/FAIL criteria for initial training. Employees who fail the initial training will not perform the Work on behalf of AT&T under this Agreement. Once employees complete initial training, it is the responsibility of the Contractor to provide appropriate monitoring, coaching, supervision and feedback to ensure acceptable performance.

III.   POLICIES AND PROCEDURES

AT&T will furnish the Contractor with AT&T policies and procedures for the Work to be performed on behalf of AT&T. Any changes the Contractor makes to such material must have the approval of AT&T prior to implementation. When AT&T provides updates, revisions and or deletions to policies and procedures, Contractor shall promptly implement such changes.

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 3 OF 6

The Contractor has the right to employ its internal policies and procedures as they relate to the administration of its business and its proprietary systems (e.g. payroll, scheduling systems). The Contractor shall submit such policies and procedures and all subsequent changes to such procedures to AT&T for review and written approval prior to implementation.

The Contractor is responsible to ensure that its staff is aware of and fully complies with all AT&T and Contractor policies and procedures.

IV.   CUSTOMER COMPLAINT HANDLING

AT&T will provide the Contractor with customer complaint handling procedures for both written and verbal complaints. AT&T's general guideline for responding to customer complaints is within 48 hours of receipt. However, specific timeframes for resolving complaints will be dependent on the source and nature of the complaint and may be of an expedited nature requiring less than 48 hour resolution. Complaints may be received from, but are not limited to, the following sources: State Utility Commissions, FCC, Consumer Rights Groups, AT&T Executives and directly from the customer.

The Contractor shall comply with complaint retention guidelines provided by AT&T which are governed by state-specific regulations.

V.   CUSTOMER CORRESPONDENCE

AT&T shall provide and Contractor shall implement procedures for processing customer inbound correspondence.

     *








VI.   CALL MONITORING

Monitoring of customer contacts will be performed by AT&T and Contractor to verify that service quality levels established by AT&T are met or exceeded.

It is the Contractor's responsibility to monitor outbound and inbound calls to ensure compliance with AT&T and Contractor policies and procedures. Minimum standards require that an average of *________________________ be monitored and documented along with any comments and actions taken. The

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

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 4 OF 6

actual number of contacts per teleservice FTE will be based on number of hours worked and individual level of performance. Based on call observation data, it is the responsibility of the Contractor to provide re-training, skill development, and disciplinary action, when appropriate. AT&T has the right to review such documentation at any time and provide remedial recommendations. The Contractor is responsible for implementing and complying with AT&T recommended actions.

AT&T has the right to monitor collector calls at any time, at AT&T's expense either on site by AT&T personnel or remotely by AT&T Headquarters Staff. When deemed appropriate by AT&T, AT&T will provide results of such monitoring to Contractor. The Contractor and AT&T will mutually agree upon recommended actions.

VII.   MANAGEMENT REVIEWS

It is the responsibility of Contractor to conduct ongoing management reviews of its teleservice employees' work to ensure compliance with AT&T and Contractor policies and procedures.

In accordance with guidelines set forth in the AT&T provided procedures, reviews may include, but are not limited to, payment arrangement effectiveness and account data entry. The frequency and types of reviews shall be based on teleservice employee performance level and must be documented and discussed with individual teleservice employees. Based on the results of the review, the supervisor will take the appropriate action which may include, but is not limited to, re-training, performance improvement plans, and, if appropriate disciplinary action.

AT&T has the right to inspect all documentation associated with teleservice employee reviews and provide additional recommendations for improving the review process and, if appropriate, any associated corrective action.

VIII.   MULTI- LANGUAGE CAPABILITY

AT&T requires that, in addition to English, the following languages be supported by the Contractor under the terms and conditions of this Agreement:


          - Spanish
          - Korean
          - Cantonese
          - Mandarin
          - Russian
          - Polish
          - Hindi
          - Japanese
          - Vietnamese
          - Tagalog

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 5 OF 6

AT&T will provide the Contractor with an estimated number of customers serviced in-language. The Contractor is responsible for hiring and training the number of teleservice employees needed to accommodate this requirement. For up to the six months after Contractor has employed not less than *_______ teleservice FTEs, the Contractor will utilize AT&T Language Line services, if necessary, *___________. At the end of that time, Contractor shall submit a hiring plan to mitigate the use of Language Line. Prolonged use of Language Line for known language deficiencies will be addressed by the Executive Committee.

AT&T Language Line Services will provide interpreters for more than 140 languages, 24 hours a day, 7 days a week. AT&T will provide the Contractor with the procedures to add Language Line Services to a telephone conversation with a non-English customer to create a three-way conversation.

AT&T has the right to change the language requirements at any time to support AT&T's diverse marketplace. AT&T will provide the Contractor with sufficient advance notification of any changes. The Contractor will be responsible to support all changes to AT&T's language requirements.

IX.   ON-SITE PERSONNEL

The Contractor will provide a sufficient number of on-site skilled personnel to answer questions, resolve problems, respond to requests, provide development to employees and to ensure AT&T quality standards and requirements are met or exceeded.

AT&T will initially provide up to four on-site personnel. Any modifications to the number of AT&T on-site personnel will be mutually agreed upon between AT&T and the Contractor. The Contractor is responsible for providing suitable office accommodations, supplies, data and voice communications, monitoring capability and security access for AT&T personnel. The Contractor, as deemed appropriate, will include the on-site AT&T Manager in staff meetings and general business meetings related to the services performed for AT&T.

X.    PROFESSIONALISM IN THE WORKPLACE

Contractor personnel are responsible for adhering to the highest level of professionalism when handling AT&T customers and when interacting with AT&T employees.

Contractor shall ensure that all personnel associated with this project, including members of parent company and subsidiaries, adhere to AT&T's Business Ethics and the highest quality standards when interacting with AT&T's customers.

XI.     DISPUTE RESOLUTION

All disputes that arise out of or relates to this Agreement shall be resolved by using protocol in accordance with the following:

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT A
                                                                     PAGE 6 OF 6

     A. Routine channels such as AT&T's on-site Manager, Technical Representative, Agreement Representative and/or other designated AT&T Personnel

     B.   Executive Committee

     C. American Arbitration Association as set forth in the ARBITRATION clause

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 1 OF 7

                                    EXHIBIT B

This is Exhibit B to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and outlines the measurement standards and reporting which shall be applicable to all live account teleservice activities performed by the Contractor on behalf of AT&T under this Agreement.

The parties acknowledge that a high level of quality service and results is expected. Both parties will work toward accomplishing best in class and world class practices.

The Contractor shall use its best efforts to meet or exceed all of the monthly minimum standard measurements, as established by AT&T, beginning the first full month after the facility becomes operational. The minimum standard requirements will be reviewed quarterly and adjusted if appropriate, based on the performance of this portfolio as well as the performance obtained from the Contractor. The facility where the Work is performed will be deemed operational on the first day of the month following the month in which Contractor first services live accounts.

Performance of the Contractor will be measured and tracked on a regular basis by the on-site AT&T Manager and AT&T Risk Management. The on-site AT&T Manager will be responsible for monitoring trends based on reporting available from AT&T systems along with reports supplied by the Contractor monthly. This information will be provided to the Contractor by AT&T. The on-site Manager shall, at his/her discretion, request additional reports for diagnostic purposes based on Dialer campaigns or the Call Management System reports. These requests can be made based on campaign, hour, day and week with monthly cumulatives, by individual employee, employee groups and total office.

Trend reporting and comparisons based on AT&T system information will be provided to Contractor monthly. Reports will be used for valuing the success of the Contractor and the program, for knowledge and for continuing improvement. Both Contractor and AT&T will work to develop a mutually agreed upon improvement objective. A penalty program and an incentive program, will be established by the 12th month or first anniversary of the project.

The Executive Committee will establish the appropriate performance measurements (Direct Measures Of Quality (DMOQ), and AT&T standards which will be the basis of both plans for the remaining months of the project. A timeline will be developed to assure that the development and implementation of the programs proceeds in a timely manner.

There will be three classifications of performance measurements:
          LEVEL ONE - KEY INDICATORS
          LEVEL TWO - EFFICIENCY INDICATORS
          LEVEL THREE - SUPPORT INDICATORS

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 2 OF 7

If the same DMOQs within Level One or Two are missed *________________ months, Contractor is required to submit a performance improvement plan to AT&T within 15 days of non-performance notification. If implementation of the improvement plan does not improve performance within 30 days, the Executive Committee will review and discuss to determine further action.

I.  DIRECT MEASURES OF QUALITY (DMOQS)

LEVEL ONE DMOQS - KEY INDICATORS

Level One measurements involve areas of significant impact to AT&T, including measurements of dollars and executive complaints. AT&T standards for the following DMOQs will be set within the first six months of operation and will be based upon characteristics of the portfolio.

1.   *

2.   *

3.   *

4. Complaint notification to the AT&T on-site Manager of substantiated and unresolved complaints must be within *_____________ of receipt. All complaint responses are to be prepared, by the AT&T on-site Manager based on Contractor information and shall be made within the guidelines set forth by AT&T. This process will be reviewed and modified as appropriate to the operation of the center. AT&T reserves the right to modify key indicators as the portfolio matures. In addition, any validated customer complaint involving a violation of AT&T's Business Ethics or harassing or abusing customers, shall be reviewed by the Executive Committee.

5. As a measure of the accuracy of forecasts, Contractor will use best efforts to manage actual costs on a monthly basis to within *____% of forecasted estimates.

LEVEL TWO DMOQS - EFFICIENCY INDICATORS

Level Two measurements involve specific teleservice activity and results measurements.

A.   Inbound Activity

     1. *
     2. *
     3. *
     4. *

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 3 OF 7

B.  Outbound Activity
    1. *
    2. *
    3. *


C.  Results

     1.  Promises to contact ratio will be determined over the first six months.
     2.  Promises kept ratio should be greater than or equal to *___%.

LEVEL THREE DMOQS - SUPPORT INDICATORS

Level Three DMOQs represent support activities such as staffing, monitoring and correspondence measurements.

1. The monthly teleservice FTE staffing levels must be within *__% (plus or minus) of the AT&T forecasted number of teleservice FTE.

2. All inbound customer correspondence must be responded to in accordance with AT&T Methods and Procedures Manuals.

3. The minimum teleservice or representative calls monitored, whether inbound or outbound, should average no less than *________________________________.
     This applies to all representatives talking with customers.

II.  REPORTS

Contractor shall provide AT&T with reports, including some compilations of data as well as reports from the Dialer and/or the Call Management System. Reports to be provided by the Contractor are outlined on the following pages. Reports should be generated monthly, and also be available on request for summary and/or detailed results, for both English and Spanish performances. Contractor shall advise AT&T immediately of any changes in conditions which may affect Contractor's ability to capture data and produce results as described.

Matrices of the types of Inbound, Outbound and Overall Effectiveness Reports to be provided by AT&T, their definitions and sources are as specified on the following pages.

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

                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 4 OF 7

                                     REPORTS


INBOUND EFFICIENCY MEASURES

     *

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 5 OF 7

OUTBOUND EFFICIENCY MEASURES

     *

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 6 OF 7

OVERALL EFFECTIVENESS MEASURES

     *

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                                                           AGREEMENT NO. LF9099D
                                                                       EXHIBIT B
                                                                     PAGE 7 OF 7

STAFFING AND OTHER REPORTS

     *

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

                                                           AGREEMENT NO. LF9099D
                                                           EXHIBIT C
                                                           PAGE 1 OF 1

                                    EXHIBIT C

This is Exhibit C to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and outlines the systems and interface requirements for the Work performed by the Contractor on behalf of AT&T. *________________________________________________________________________
______________________________________________________.

  *

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

                                                           AGREEMENT NO. LF9099D
                                                           ATTACHMENT I
                                                           PAGE 1 OF 1


                                  ATTACHMENT I

This is Attachment I, to Exhibit C to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and provides the compatible digital phone listing for the Work performed by the Contractor on behalf of AT&T.

No other digital voice terminals are compatible with the digital protocol of the
*___________________________________.

The following AT&T Digital sets are compatible with the G3R:

     *

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

                                                           AGREEMENT NO. LF9099D
                                                           ATTACHMENT II
                                                           PAGE 1 OF 1

                                  ATTACHMENT II

This is Attachment II, to Exhibit C to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and provides the *______ equipment list for the Work performed by the Contractor on behalf of AT&T.

     *

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

                                                           AGREEMENT NO. LF9099D
                                                           ATTACHMENT III
                                                           PAGE 1 OF 1


                                 ATTACHMENT III

This is Attachment III, to Exhibit C to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and provides the CSI listing for the Work performed by the Contractor on behalf of AT&T.




CSI                                  #TITLE                      AT&T LETTER NO.
     *









The Corporate Security Instructions designated in the outline above, shall be provided to Contractor and are incorporated in this Agreement by reference.

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

                                                          AGREEMENT NO. LF9099D
                                                          EXHIBIT D
                                                          PAGE 1 OF 2


                                    EXHIBIT D

This is Exhibit D to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") and provides account volume and staffing levels required to perform the Work.

I.  INITIAL ACCOUNT VOLUME

          *



II.  INITIAL ACCOUNT VOLUME ESTIMATES

          *




III.  INITIAL VOLUME AND STAFFING FORECAST PROCESS

          *













IV.  LOAD BALANCE

          *

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
                                                           AGREEMENT NO. LF9099D
                                                           EXHIBIT D
                                                           PAGE 2 OF 2


                         ATTACHMENT IV - EXHIBIT D


          *

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

                                                           AGREEMENT NO. LF9099D
                                                           EXHIBIT E
                                                           PAGE 1 OF 1


                                    EXHIBIT E

This is Exhibit E to Agreement Number LF9099D between Interactive Performance, Inc. ("Contractor") and AT&T Corp. ("AT&T") provides the pricing of the Work performed under this Agreement.

          *

* Portion deleted - confidential treatment requested